Exhibit 24.1

Power of Attorney

Know all by these presents, that each person whose signature appears below hereby constitutes and appoints David A. Roberts, Mark W. Sheahan and James A. Graner, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933 with the Securities and Exchange Commission for the registration of $5,000,000 in Deferred Compensation Obligations under the Graco Deferred Compensation Plan (2005 Statement) and any and all post-effective amendments thereto, and other documents in connection therewith, granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, this Power of Attorney has been signed by the following persons on the date indicated.

Date

/s/R. G. Bohn	April 4, 2005
R. G. Bohn

/s/W. J. Carroll	April 4, 2005
W. J. Carroll

/s/J. W. Eugster	April 4, 2005
J. W. Eugster

/s/J. K. Gilligan	April 4, 2005
J. K. Gilligan

/s/L. R. Mitau	April 4, 2005
L. R. Mitau

/s/J. H. Moar	April 4, 2005
J. H. Moar

/s/M. A.M. Morfitt	April 4, 2005
M. A.M. Morfitt

/s/M. H. Rauenhorst	April 4, 2005
M. H. Rauenhorst

/s/D. A. Roberts	April 4, 2005
D. A. Roberts

/s/R. W. Van Sant	April 4, 2005
R. W. Van Sant